SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                           [Amendment No.          ]

Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:

         Preliminary Proxy Statement
X        Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

  First Financial Corporation
                (Name of Registrant as Specified in Its Charter)

  First Financial Corporation
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

X        $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),  14a-6(i)(1),  or
           Item 22(a)(2) of Schedule 14A.
         $500  per  each  party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).
         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:




         2)      Aggregate number of securities to which transaction applies:




         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):




         4)      Proposed maximum aggregate value of transaction:



         Fee paid previously by written preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
         was  paid  previously.    Identify  the previous filing by registration
         statement number, or the Form or Schedule and the date of its filing.
1)       Amount  Previously Paid:
2)       Form  Schedule or Registration Statement No.:
3)       Filing  Party:
4)       Date  Filed:

                          FIRST FINANCIAL CORPORATION
                           One First Financial Plaza
                                 P.O. Box 540
                           Terre Haute, Indiana 47808


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held April 15, 1998


         Notice is hereby given that, pursuant to the call of its Directors, an Annual Meeting of Shareholders of First Financial Corporation ("Corporation") will be held on April 15, 1998 at 11:00 o'clock a.m., local time, at One First Financial Plaza, Terre Haute, Indiana.

         The purposes of the meeting are:

         (1) To elect Walter A. Bledsoe, Max L. Gibson, William A. Niemeyer and Donald E. Smith to the Board of Directors of the Corporation for a three (3) year term to expire in 2001; and

         (2) To transact such other business as may properly be presented at the meeting.

         Only shareholders of record at the close of business on March 17, 1998 will be entitled to notice of and to vote at the meeting.


                                          By  Order  of  the  Board of Directors



                                          DONALD E. SMITH
                                          Chairman  of  the  Board and President


March 24, 1998


                  IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY


         IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE
         MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
        ENCLOSED PROXY IN THE ENVELOPE PROVIDED.  NO POSTAGE IS REQUIRED
                        IF MAILED IN THE UNITED STATES.

                               PROXY STATEMENT OF
                          FIRST FINANCIAL CORPORATION
                           One First Financial Plaza
                                  P.O. Box 540
                           Terre Haute, Indiana 47808
                                 (812) 238-6000


                            _______________________

                         ANNUAL MEETING OF SHAREHOLDERS
                           to be held April 15, 1998


                              GENERAL INFORMATION


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Financial Corporation (the "Corporation") of Proxies for use at an Annual Meeting of Shareholders of the Corporation to be held on April 15, 1998 at 11:00 a.m. at One First Financial Plaza, Terre Haute, Indiana, and at any and all adjournment of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to the shareholders on or about March 24, 1998.

         The Corporation is a multi-bank holding company which owns Terre Haute First National Bank ("Terre Haute First"), First State Bank, First Citizens State Bank, First Farmers State Bank, First Ridge Farm State Bank, First Parke State Bank, First National Bank of Marshall and First Crawford State Bank.

         Only shareholders of record as of March 17, 1998, will be entitled to notice of, and to vote at, the Annual Meeting. As of March 17, 1998, the Corporation had issued and outstanding 7,225,483 shares of common stock, which were held by approximately 1,109 shareholders of record. There are no other outstanding securities of the Corporation entitled to vote. For the matters to be voted on at this Annual Meeting, each share is entitled to one vote, exercisable in person or by proxy.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares voting, abstaining or withholding authority to vote on any issue will be counted as present for purposes of determining a quorum. Approval of a plurality of the votes cast at the meeting, assuming a quorum is present, is required for
election  of  each  nominated  director.    Action on any other matters to come
before the meeting must be approved by an affirmative vote of a majority of the shares present, in person, or by proxy. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the named nominees will result in the respective nominee receiving fewer votes.

         The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and certain employees who will not be specially compensated for such soliciting.

         Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting (i) by written notice sent to John
W. Perry, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (ii) personally upon oral or written request at the Annual Meeting, or (iii) by duly executing a proxy bearing a later date.


         The  shares  represented  by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of the election as directors of the four (4) persons named as nominees in this Proxy Statement. If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such
nominees'  positions.    Any  other  matters  that may properly come before the
meeting will be acted upon by the persons named as proxies in the accompanying form of proxy in accordance with their discret



                             ELECTION OF DIRECTORS

         The Board of Directors is currently composed of fourteen (14) members. The Corporation's Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a term extending to the third succeeding Annual Meeting
after  such  election.   The nominees for election as director are nominated to
serve for terms to expire in 2001. Each nominee is currently a director of the Corporation whose current term as a director will expire in 1998. The following information is provided concerning each nominee and each incumbent director continuing in office.

Nominees for Terms to Expire in 2001

 Name and Age               Year Became    Title or        Principal Occupation for the Last       Term
                            a Director     Position        Five Years                              Expires
 Walter A. Bledsoe, 82      1983<F1>       Director        Personal Investments                    1998

 Max L. Gibson, 57          1983<F1>       Director        President of Majax Company; Director,   1998
                                                           IPALCO, Inc.

 William A. Niemeyer,75     1983<F1>       Director        President of Niemeyer Coal Co.          1998

 Donald E. Smith, 71        1983<F1>       Chairman of     President of Terre Haute First          1998
                                           the Board and   National Bank through 1995; Director
                                           President       of Southern Indiana Gas and  Electric
                                                           Company

<F1> First Financial Corporation was formed in 1983.

Other Incumbent Members of the Board of Directors

 Name and Age               Year Became    Title or        Principal Occupation for the Last       Term
                            a Director     Position        Five Years                              Expires
 B. Guille Cox, Jr., 52     1987           Director        Attorney-At-Law with Cox Zwerner        1999
                                                           Gambill & Sullivan
 Thomas T. Dinkel, 47       1989           Director        President of Sycamore Engineering,      2000
                                                           Inc.

 Anton H. George, 38        1987           Director        President of Indianapolis Motor         1999
                                                           Speedway Corp.; Director of Indiana
                                                           Energy, Inc.

 Mari H. George, 63         1989           Director        Chairman of Indianapolis Motor          2000
                                                           Speedway Corp.

 Gregory L. Gibson, 35      1994           Director        President of ReTec, Inc.                1999
 Norman L. Lowery, 51       1989           Vice-Chairman   President of Terre Haute First          2000
                                           of the Board    (effective January 1, 1996);
                                                           Attorney-At-Law with Wright Shagley &
                                                           Lowery through 1995

 Patrick O'Leary, 61        1983<F2>       Director        President of Contract Services, LLC     2000

 John W. Ragle, 71          1983<F2>       Director        President of Ragle & Company, Inc.      1999

 Chapman J. Root, II, 48    1989           Director        President of Root Organization;         2000
                                                           Director of International Speedway
                                                           Corp.
 Virginia L. Smith, 50      1987           Director        President of R.J. Oil Co., Inc.         1999


<F2> First Financial Corporation was formed in 1983.


Additional Information Concerning Board of Directors

         Attendance  at  Meetings.    During 1997, the Board of Directors of the
Corporation held 12 regular meetings and a total of 16 meetings. No director standing for re-election attended fewer than 75% of the aggregate number of Board meetings and meetings on committees on which he or she served.

         Certain  Relationships.    Certain family relationships exist among the
directors  of  the  Corporation.   Donald E. Smith is the father of Virginia L.
Smith and father-in-law of Norman L. Lowery. Mari H. George is the mother of Anton H. George. Max L. Gibson is the father of Gregory L. Gibson. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.

         Committees.    The Board of Directors had no standing nominating or any
committee   performing  similar  functions  during  1997;  such  functions  are performed by the Board of Directors as a whole.

         The Corporation s Examining Committee, which consists of John W. Ragle, Max Gibson, and Patrick O Leary, reviews the Corporation s accounting functions, operations and management and the adequacy and effectiveness of the internal controls and internal auditing methods and procedures. This Committee recommends to the Board the appointment of the independent public accountants for the Corporation. This Committee met twice during 1997.

         The Corporation s Compensation Committee, which consists of Messrs. O Leary, Smith, M. Gibson, Niemeyer, A. George, and Lowery, overviews the compensation of the officers of subsidiary banks and recommends salaries and bonus amounts to the full Board of Directors. Such Committee met four times in 1997.

         Compensation  of  Directors.   Directors of the Corporation  received a
fee of $100 per meeting during 1997 if the meeting was held as a joint meeting with the Board of Directors of Terre Haute First. Only one meeting of the Board of Directors of the Corporation was not held as a joint meeting with the Board of Directors of Terre Haute First during 1997. For meetings of the Board of Directors of the Corporation which were not joint meetings with the Board of Directors of Terre Haute First, directors received a fee of $500 per such meeting attended.

         Directors of Terre Haute First, a wholly-owned banking subsidiary of the Corporation, received a fee in 1997 of $500 for each meeting attended and a semi-annual fee of $2,300. In addition, Directors of Terre Haute First, other than those employed by Terre Haute First, receive a fee of $300 for each Loan Discount Committee meeting attended. Directors of Terre Haute First that are not yet seventy (70) have the option of participating in a deferred director s fee program, pursuant to which each year, for five years, $6,000 of director s fees are deferred until the participant reaches the age of sixty-five (65) or seventy (70), at which point the director may elect to receive payments over a ten year period. For 1997, the allocated cost of the deferred director s fees was $138,469, which is funded by Terre Haute First with insurance products.

         Directors of First State Bank, a wholly-owned banking subsidiary of the Corporation, received a fee of $200 for each meeting attended.

         Directors   of  First  Citizens  State  Bank,  a  wholly-owned  banking subsidiary of the Corporation, received a fee of $300 for each meeting attended.

         Directors of First Farmers State Bank, a wholly-owned banking subsidiary of the Corporation, received a fee of $200 for each meeting attended.

         Directors of First Ridge Farm State Bank, a wholly-owned banking subsidiary of the Corporation, received a fee of $200 for each meeting attended.

         Directors of First Parke State Bank, a wholly-owned banking subsidiary of the Corporation, received a fee of $200 for each meeting attended.

         Directors of First National Bank of Marshall, a wholly-owned banking subsidiary of the Corporation, received a fee of $325 for each meeting attended.

         Directors   of  First  Crawford  State  Bank,  a  wholly-owned  banking subsidiary of the Corporation, received a fee of $500 for each meeting attended.

                     EXECUTIVE OFFICERS OF THE CORPORATION

         The executive officers of the Corporation, all of whom serve for a one year term, consist of Donald E. Smith, Chairman of the Board and President; Norman L. Lowery, Vice Chairman; John W. Perry, Secretary; Michael A. Carty, Treasurer; and W. Edward Jukes, Chief Credit Officer. Mr. Perry, age fifty-four, was Treasurer of the Corporation from 1983 through 1990 and has been
Secretary  from  1990  through  the  present.    For the past eleven years, Mr.
Perry  s  principal  occupation  has been as the Senior Vice President of Terre
Haute  First.    Mr.  Carty, age forty-seven, has been Senior Vice President of
Terre Haute First since 1990 and was Vice President of Terre Haute First from 1983 until 1990. Mr. Jukes, age fifty-five, has been Senior Vice President of Terre Haute First since 1989. For additional information concerning Messrs. Smith and Lowery, see ELECTION OF DIRECTORS.

                            COMPENSATION OF OFFICERS

Compensation Committee Report

         Decisions on compensation of the Corporation s executives are made by the Compensation Committee of the Board, which also serves as the Compensation Committee of Terre Haute First. Each member of the Compensation Committee, except Mr. Smith and Mr. Lowery, was a non-employee director. All decisions of the Compensation Committee relating to the compensation of the Corporation s executive officers are reviewed by the full Board. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of corporation policies toward executive compensation, set forth below is a report submitted by Messrs. O Leary (Chairman), Smith, Gibson, Niemeyer, A. George and Lowery in their capacity as the Board s Compensation Committee addressing the Corporation's compensation policies for 1997 as they affected Mr. Smith and Messrs. Lowery, Perry, Jukes and Carty the other executive officers other than Mr. Smith who, for 1997, were the Corporation s most highly paid executive officers whose total annual salary and bonus exceeded $100,000.

         Compensation  Policies  Toward  Executive  Officers.   The Compensation
Committee s executive compensation policies are designed to provide competitive levels of compensation to the executive officers and to reward officers for satisfactory individual performance and for satisfactory performance of the Corporation as a whole. There are no established goals or standards relating to performance of the Corporation which have been utilized in setting compensation of individual employees.

         Base  Salary.    Each executive officer is reviewed individually by the
Compensation Committee, which review includes an analysis of the performance of the Corporation and Terre Haute First. In addition, the review includes, among other things, an analysis of the individual s performance during the past fiscal year, focusing primarily upon the following aspects of the individual s job or characteristics of the individual exhibited during the most recent fiscal year: quality and quantity of work; supervisory skills; dependability;
initiative;   attendance;  overall  skill  level;  and  overall  value  to  the
Corporation.

         Annual Bonus Amounts. The Compensation Committee determines whether a bonus should be paid based primarily upon the overall performance of the
Corporation.    For  1997,  Mr.  Smith received a bonus of $115,000 and Messrs.
Lowery, Perry, Jukes and Carty each received a bonus equal to 12%, 8%, 10%, and 10% of their respective salary, or $25,000, $11,500, $11,326, and $9,668, respectively.

         Other  Compensation  Plans.    At  various  times  in  the  past  the
Corporation has adopted certain broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other corporation employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans.

         Benefits.    The  Corporation  provides medical and pension benefits to the  executive  officers  that  are  generally  available  to other Corporation
employees.    The  amount  of perquisites, as determined in accordance with the
rules   of  the  Securities  and  Exchange  Commission  relating  to  executive compensation, did not exceed 10% of salary and bonus for fiscal 1997.

         Mr.  Smith  s  1997  Compensation.    Regulations of the Securities and
Exchange Commission require that the Compensation Committee disclose the Committee s basis for compensation reported for Mr. Smith in 1997. Mr. Smith s salary and bonus are determined in the same manner as discussed above for other executive, except that $75,000 of Mr. Smith s $115,000 bonus was made in connection with an employment agreement providing for a split-dollar life insurance arrangement between the Corporation, Terre Haute First and Mr. Smith. The Compensation Committee believes that Mr. Smith has managed the Corporation well.

                   MEMBERS OF THE 1997 COMPENSATION COMMITTEE

         Anton H. George          Max L. Gibson        Norman L. Lowery
         William A. Niemeyer      Patrick O'Leary      Donald E. Smith

Compensation Committee Insider Participation

         During the past fiscal year, Mr. Smith, the Chief Executive Officer and Mr. Lowery, the Vice-Chairman, served on the Compensation Committee but did not participate in any discussion or voting with respect to the salaries or bonuses of either Mr. Smith or Mr. Lowery. Moreover, Mr. Smith and Mr. Lowery excused themselves from the room during the discussion by the Compensation Committee of the compensation of both Mr. Smith and Mr. Lowery.

Summary Compensation Table

         The following table sets forth for the fiscal years ending December 31, 1997, 1996, and 1995 the cash compensation paid by the Corporation, as well as certain other compensation paid or awarded during those years, to the Chief Executive Officer and any other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997.

     Name and Principal           Year               Annual Compensation <F1>               All Other Compensation <F3>
          Position                           Salary                            Bonus <F2>
 Donald E. Smith                  1997      $285,114                         $115,000              $10,879<F4>
   President, CEO and             1996      $274,148                         $115,000              $17,135
   Chairman                       1995      $263,604                         $115,000              $14,997


 Norman L. Lowery                 1997       $208,000                         $25,000              $ 4,395<F4>
    Vice Chairman <F5>            1996       $200,000                         $20,000              $15,395

 John W. Perry                    1997       $142,556                         $11,500              $ 1,247<F4>
   Secretary                      1996       $137,075                         $13,707              $ 9,914
                                  1995       $131,801                         $12,673              $ 8,643


 W. Edward Jukes                  1997       $113,268                         $11,326              $ 1,394<F4>
   Chief Credit  Officer          1996       $108,912                         $10,891              $ 7,973
                                  1995       $104,723                         $10,069              $ 7,185


 Michael A. Carty                 1997       $96,683                           $9,668               $   354<F4>
     Treasurer                    1996       $92,964                           $9,296               $ 5,856
                                  1995       $89,389                           $8,595               $ 5,127


<F1>     While  officers  enjoy  certain  perquisites,  such  perquisites do not exceed the lesser of $50,000 or 10% of such officer s salary and bonus and are not required to be disclosed by applicable rules of the Securities and Exchange Commission.

<F2>     The  bonus  amounts  are payable pursuant to determinations made by the
         Compensation   Committee  of  the  Corporation,  as  described  in  the
         Compensation Committee Report.

<F3>     These  amounts  include  Corporation  payments  for  the years noted on behalf  of the above-named individuals (except Mr. Smith) pursuant to a life  insurance  program  (  Life Insurance Program ) for the executive
         officers  of  Terre  Haute  First.    Under the Life Insurance Program,
         Terre  Haute  First purchased a life insurance policy on behalf of each executive  officer  of  Terre  Haute First.  The policy is owned by the individual  and will be paid at age 65 for those presently 55 or older, and  at age 60 for those who are less than 55 years of age.  The annual cost  of  this  insurance for those reported (except for Mr. Smith) was
         as  follows:    $4,395 for Mr. Lowery; $1,247 for Mr. Perry; $1,394 for
         Mr. Jukes; and $354 for Mr. Carty.

                   Mr.  Smith    no  longer  participates in the group term life insurance
         policy  of  the  Corporation  (which  coverage would terminate upon his
         retirement).    The  Corporation  paid  for  its  portion of a separate
         split-dollar  life  insurance  policy for Mr. Smith in 1997, which will continue  to  be  in  effect  following  his retirement as an executive officer  of the Corporation and Terre Haute First.  In 1997, the dollar value  of  the  benefit  to  Mr.  Smith  of  the  premium  paid  by the
         Corporation  and  Terre  Haute  First  in  connection with such policy, which  was  issued  pursuant  to  an  Employment  Agreement between the
         Corporation,  Terre  Haute  First,  and  Mr.  Smith, was $10,879 (which amount  is  included  in the amount reported for Mr. Smith above).  The
         Corporation  expects  to  recover  the premiums it pays for this split-
         dollar policy from the proceeds of such policy.

                   Because  Mr.  Lowery  was  not  eligible  for  the ESOP in 1996, a non-
         qualified  deferred  compensation  program  was  established.    A
         contribution  of $11,000 was made in 1996 to this non-qualified plan on behalf of Mr. Lowery, but no such contribution was made in 1997.

<F4>     Allocations  to  the  named  individual  s  respective  account  in the
         Corporation s Employee Stock Ownership Plan ( ESOP ) for 1997, which are properly includable in this column, were not calculable as of the date of this Proxy Statement. Such amounts for 1996 were as follows:
         $7,947  for  Mr.  Smith; $7,947 for Mr. Perry; $6,579 for Mr. Jukes and
         $5,502 for Mr. Carty.

<F5>     Did  not  become  an executive officer of the Corporation until January
         1, 1996.

Employee Benefit Plans

         Employee  Stock  Ownership  Plan.    The Corporation sponsors the First
Financial  Corporation  Employee  Stock  Ownership  Plan ( ESOP ) and the First
Financial Corporation Employees Pension Plan ( Pension Plan ) for the benefit of substantially all of the employees of the Corporation and its subsidiaries. As discussed below, these plans constitute a floor-offset retirement program.

         The Pension Plan is a defined benefit floor plan which provides each participant with a minimum benefit or floor which is offset by the benefit
provided  by  the  ESOP.    Thus,  if a participant s benefit under the ESOP is
insufficient to fund the minimum floor of benefits specified by the Pension Plan, the Pension Plan will make up the difference. If a participant s benefit under the ESOP is higher than the minimum or floor benefit under the Pension Plan, the participant receives the higher benefit under the ESOP.

         A l l   employees  of  the  Corporation  and  its  subsidiaries  become participants in the ESOP after completing one year of service for the Corporation or its subsidiaries and attaining age 21. Under the terms of the ESOP, the Corporation or its subsidiaries, as participating employers, may contribute Corporation common stock to the ESOP or contribute cash to the ESOP which will be primarily invested in the Corporation s common stock. The amount of contributions, when they are made, is determined by the Board of Directors of the Corporation. No participant contributions are required or allowed under the ESOP.

         For a discussion of the forms in which benefits may be distributed under the ESOP, see the discussion under Defined Benefit Plan below.

         Participants have the right to direct the voting of the shares of the Corporation s stock allocated to their accounts under the ESOP on all corporate matters.

         For  the  year  ended  December  31,  1997, the Corporation contributed
$726,000  to  the  ESOP.    The  cash  will be allocated to the individual ESOP
accounts of the participants effective as of December 31, 1997, although no allocation to the individual accounts had been made or calculated as of the date of mailing of this Proxy Statement.

         Defined  Benefit  Plan.    As  described  above,  the  Pension Plan was
adopted in conjunction with, but is separate from, the ESOP. Employees become participants in the Pension Plan after completing one year of service for the Corporation or its subsidiaries and attaining age 21. All employees of the Corporation and its subsidiaries are eligible to become participants. No participant contributions are required or allowed under the Pension Plan. The Pension Plan, in conjunction with the ESOP, is designed to provide participants with a minimum retirement benefit.

         The monthly guaranteed minimum benefit under the Pension Plan is reduced by the monthly benefit derived from the participant s vested portion of his ESOP account balance, calculated by the actuary for the Pension Plan as a single life annuity. The normal retirement benefit will begin at age 65 and be paid monthly for as long as the participant lives.

         The normal form of retirement benefit under the ESOP and Pension Plan is a monthly life annuity. A married participant will receive an actuarially
equivalent   joint  and  50%  survivor  annuity  (a  monthly  payment  for  the participant  s  life with the surviving spouse receiving 50% of that amount for life),  unless  the  participant  otherwise elects and the participant s spouse
consents  to  such  election.    A  participant  may  also elect to receive his
retirement income from the ESOP and Pension Plan in the form of: a monthly income payable for life; a monthly income payable for life with either 50%, 66-2/3%, or 100% of the participant s benefit paid to the participant s designated beneficiary starting upon the participant s death and continuing for as long as the beneficiary lives; or a monthly income payable for life with 60, 120 or 180 monthly payments guaranteed, provided that the number of guaranteed monthly payments cannot be for a period greater than the joint life expectancy of the participant and his spouse. The ESOP also provides that a participant s benefit may be distributed in a single lump sum or substantially equal monthly, quarterly or annual installments over a period which does not exceed the participant s life expectancy (or the joint life expectancy of the participant and his spouse). However, a participant may deem that all or any part of the distribution from the ESOP be made in whole shares of the Corporation s common stock prior to the date specified for distribution, with any fractional shares distributed in cash.

         The following table shows the estimated annual benefits payable under the Pension Plan upon retirement at age 65 for various periods of Benefit Service at specified levels of remuneration. The benefit amounts presented in the totals are annual straight life annuity amounts without deduction for social security or other offset amounts. A participant s Final Average Annual Compensation shown under the Pension Plan is generally based on the compensation set forth in the Summary Compensation Table.

                                               Estimated Minimum Annual Retirement Benefit


                                                    Final Average Annual Compensation

Years of
Benefit      70K         100K        130K       160K        190K      220K      250K       300K or
Service                                                                                    more
  10      $16,600      $24,550     $32,500    $40,450     $48,400   $56,350   $64,300    $77,550

  20       33,200       49,100      65,000     80,900      96,800   112,700   128,600    155,100

  30       42,800       63,650      84,500    105,350     126,200   147,050   167,900    202,650

  40       44,100       65,925      87,750    109,575     131,400   153,225   175,050    211,425

         Maximum benefits under the Pension Plan are subject to the annual limitation ($130,000 for 1998) imposed on qualified plans by the Internal Revenue Code ("IRC"). The maximum compensation which may be taken into account for any purpose under the Pension Plan is limited by the Internal Revenue Code to $160,000 for 1998. The Corporation implemented a nonqualified supplemental retirement plan effective January 1, 1997 to replace benefits lost due to the IRC limitations on benefits and compensation noted above. The above table includes benefits from both the qualified and nonqualified plans. Hence, neither limit has been taken into account in the calculation of the estimated annual retirement benefits shown.

         Under the Pension Plan, the executive officers of the Corporation named in the Summary Compensation Table under COMPENSATION OF OFFICERS have the following current years of benefit service: Donald E. Smith - 29 years; John W. Perry - 23 years; Michael A. Carty - 21 years; W. Edward Jukes - 8 years; and Norman L. Lowery - 2 years.
                          TRANSACTIONS WITH MANAGEMENT

         Directors and principal officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiary banks in the ordinary course of business during 1997. Comparable transactions may be expected to take place in the future.

         During 1997 various directors and officers of the Corporation and their respective associates were indebted to the subsidiary banks from time to
time.     These  loans  were  made  in  the  ordinary  course  of  business  on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons and did not
involve   more  than  the  normal  risk  of  collectability  or  present  other unfavorable features.

         The law offices of Cox Zwerner Gambill & Sullivan, in which Mr. Cox is a partner, were paid $21,837 in legal fees by the Corporation and its subsidiaries for the fiscal year ending December 31, 1997.

                         COMPARATIVE PERFORMANCE GRAPH

         The following graph compares cumulative total shareholder return on the Corporation s common stock over the last five fiscal years with the returns of the CRSP Total Return Index for the NASDAQ Stock Market (U.S.) and the CRSP Total Return Index for NASDAQ bank stocks. The graph assumes $100.00 was invested on January 1, 1992 in the Corporation s common stock and in each of the two indices shown, and the reinvestment of all dividends.

                                 [INSERT GRAPH]

 Index            1992           1993            1994            1995           1996            1997
 Corporation      100            143.87          135.37          146.71         180.92          294.38

 NASDAQ Market    100            114.8           112.21          158.7          195.19          239.53
 NASDAQ Banks     100            114.04          113.63          169.22         223.41          377.44



                              EMPLOYMENT CONTRACTS

         On January 3, 1995, the Corporation, Terre Haute First, and Mr. Smith entered into an Employment Agreement ("Agreement") whose term expires on December 31, 2000 (although the Agreement may be renewed for successive one (1) year terms as agreed upon by the parties). The Agreement provides that Mr. Smith will serve as President and Chief Executive Officer of the Corporation during the term of the agreement and perform such other duties as may be established by the Board of Directors of the Corporation and Terre Haute First. Under the terms of the Agreement, Mr. Smith will be paid an annual salary as set by the Board of Directors of the Corporation and Terre Haute First. In addition, the Agreement requires that the Corporation and Terre Haute First establish a split-dollar life insurance arrangement with Mr. Smith which will
insure  the  lives  of  Mr.  Smith  and  his  spouse.    Under the terms of the
Agreement, the Corporation and Terre Haute First expect to recover the premiums they pay for such policy from the proceeds of such policy.

         Effective January 1, 1997, Terre Haute First entered into an Employment Agreement with Norman L. Lowery, its President and Chief Executive Officer. The Employment Agreement is a five-year agreement and extends annually for an additional one-year term to maintain its five-year term if Terre Haute First s Board of Directors determines to so extend it. Under the Employment Agreement, Mr. Lowery receives an initial annual salary equal to his current salary subject to increases approved by the Board of Directors. The Employment Agreement also provides, among other things, for Mr. Lowery s participation in other bonus and fringe benefit plans available to the Corporation s and Terre Haute First s employees. Mr. Lowery may terminate his employment upon ninety (90) days prior written notice to Terre Haute First. Terre Haute First may discharge Mr. Lowery for just cause (as defined in the Employment Agreement) at any time or in certain events specified by applicable law or regulations.

         If Terre Haute First terminates Mr. Lowery s employment for other than just cause or Mr. Lowery is constructively discharged and such termination does not occur within twelve months after a change in control of Terre Haute First or the Corporation, the Employment Agreement provides for Mr. Lowery s receipt in a lump-sum or periodic payments of an amount equal to the sum of (A) Mr. Lowery s base salary through the end of the then-current term, plus (B) in Mr. Lowery s sole discretion and in lieu of continued participation in Terre Haute First s fringe benefit and retirement plans, cash in an amount equal to the cost of obtaining all health, life, disability, retirement and other benefits which Mr. Lowery would otherwise be eligible to receive if he continued to participate in those plans through the end of the then-current term. In the event Terre Haute First terminates Mr. Lowery s employment for other than just cause or Mr. Lowery is constructively discharged within twelve months following a change in control of Terre Haute First or the Corporation, the Employment Agreement provides for Mr. Lowery s receipt of a lump-sum payment of an amount equal to the difference between (A) the product of 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) and (B) the sum of any other parachute payments, as determined under Section 280G(b)(2) of the Code, in addition to the benefits described above which he would receive if the termination did not occur within 12 months following a change in control.

         If the payments provided for under the Employment Agreement, together with any other payments made to Mr. Lowery by Terre Haute First, are determined to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Terre Haute First to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation that would be paid to Mr. Lowery under the Employment Agreement if such agreement were terminated within 12 months after a change in control of Terre Haute First would be $711,620, plus all other amounts he would otherwise be due under the Employment Agreement for the balance of its term.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table contains information concerning individuals or entities who, to the knowledge of the Corporation, beneficially owned on March 17, 1998, more than 5% of the common stock of the Corporation:

         Name and Address of                   Shares Beneficially Owned                   Percent of Class
           Beneficial Owner
 First Financial Corporation                             443,372 <F1>                            6.14%
   Employee Stock Ownership
    Plan ("ESOP")
 One First Financial Plaza
 Terre Haute, Indiana 47807

 National City Bank of Indiana                               480,229                             6.65%
 One National City Center
 Indianapolis, IN 46255

 Jack R. Snyder
 One American Square
 Indianapolis, IN 46282
 Co-Trustees fo the T. Rigasco Trust

 Princeton Mining Company                                      646,267                           8.94%
 State Road 46 South
 Terre Haute, Indiana 47803


<F1>    Represents  shares  held in trust by the Corporation's subsidiary, Terre
Haute First.

         The Trust Departments of five (5) subsidiary banks of the Corporation which have trust departments hold, as of March 17, 1998, 1,116,472 shares of the Corporation s common stock for the beneficiaries of certain trusts, estates
and  agencies  administered  by  the  subsidiary  banks.   The respective trust
departments are authorized to vote 379,409 shares of the Corporation s common stock which such trust departments hold of record, either in person or by proxy, so long as each vote is in the best interest of any such trust, estate or agency and the beneficiaries or principals thereof. All shares held by such trust departments will be voted in accordance with the instructions of co-fiduciaries, beneficiaries or principals, as applicable.


Security Ownership Management

         The  following  table  sets forth as of March 17, 1998 the total number
of  shares  of    common  stock  of  the Corporation beneficially owned by each
Director and certain executive officers of the Corporation and by all Directors
and  executive  officers  as  a  group.    The  number of shares shown as being
beneficially owned by each Director and executive officer are those over which he or she has sole or shared voting or investment power.

 Name of Beneficial Owner                Shares Beneficially Owned <F1>                     Percent of Class
 Walter A. Bledsoe                                       14,991                                   .21%

 B. Guille Cox, Jr.                                      42,748                                   .59% <F2>

 Thomas T. Dinkel                                         4,684                                   .06%

 Anton H. George                                            309                                   .01%

 Mari H. George                                             231                                   .01%

 Gregory L. Gibson                                       32,801                                   .45%

 Max L. Gibson                                          119,185                                  1.65%

 Norman L. Lowery                                        12,554                                   .17%

 William A. Niemeyer                                      7,128                                   .10%

 Patrick O'Leary                                         24,300                                   .34%

 John W. Ragle                                           58,043                                   .80%

 Chapman J. Root, II                                    306,243                                  4.24% <F3>

 Donald E. Smith                                         67,261                                   .93%

 Virginia L. Smith                                        2,967                                   .04%

 John W. Perry                                           11,042                                   .15%

 W. Edward Jukes                                         11,919                                   .16%

 Michael A. Carty                                         5,137                                   .07%

 All Directors and Executive Officers
 as a group (17 individuals)<F4>                         721,543                                  9.99%

<F1>     The information contained in this column is based upon stockholder records of the Corporation and information furnished to the Corporation by the individuals identified above.

<F2>     Mr. Cox, under certain circumstances, has the power, with the consent of others, to vote an additional 229,534 shares (3.18%). These shares are not reflected in the above amount.

<F3>     Includes 305,861 shares held by the 1992 Root Children s Business
         Trust, of which Mr. Root is a trustee. Mr. Root disclaims beneficial ownership with respect to all such shares in the trust except those in which he is the beneficiary.

<F4>     Excludes 229,534 shares over which Mr. Cox may, under  certain circumstances, exercise voting control. Includes shares held for the accounts of Donald E. Smith, John W. Perry, Michael A. Carty, and W.
         Edward Jukes in the First Financial Corporation Employee Stock
         Ownership Plan described above.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation s equity securities, to file with the Securities and Exchange Commission ( SEC ) initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the best knowledge of the Corporation, during the most recent fiscal year all officers, directors and greater than ten-percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC.

                            INDEPENDENT ACCOUNTANTS

         The Board of Directors appointed Coopers & Lybrand L.L.P., Certified Public Accountants as independent accountants to audit the books, records and accounts of the Corporation for 1997. The Board of Directors anticipates that it will appoint an independent public accountant to audit the books, records, and accounts of the Corporation for 1998 in April, 1998. Representatives of Coopers & Lybrand L.L.P. are expected to be in attendance at the annual meeting and will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries from the shareholders. Coopers & Lybrand L.L.P. have been independent accountants for the Corporation since 1984.


                             SHAREHOLDERS PROPOSALS

         Any proposals which shareholders desire to present at the 1999 Annual meeting must be received by the Corporation at its principal executive offices on or before November 24, 1998 to be considered for inclusion in the Corporation s proxy material for that meeting.


                         ANNUAL REPORT TO SHAREHOLDERS

         The    1997  Annual  Report  to  Shareholders,  containing  financial statements for the year ended December 31, 1997, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.

         UPON WRITTEN REQUEST, THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH REQUESTING SHAREHOLDER, A COPY OF THE CORPORATION S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997. ADDRESS ALL REQUESTS TO:

                          MICHAEL A. CARTY, TREASURER
                          FIRST FINANCIAL CORPORATION
                           ONE FIRST FINANCIAL PLAZA
                                  P.O. BOX 540
                          TERRE HAUTE, INDIANA  47808


                                 OTHER MATTERS

         The Annual Meeting is called for the purposes set forth in the Notice. The Board of Directors of the Corporation does not know of any matters for action by shareholders at such Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time  of  the  printing  hereof  and  which may properly come before the Annual
Meeting.    It  is  the  intention  of  the  persons named in the Proxy to vote pursuant to the Proxy with respect to such matters in accordance with their best judgment.

                                           By Order of the Board of Directors




                                           DONALD E. SMITH
                                           Chairman of the Board and President
